UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500

Cleveland, Ohio 44131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 216-447-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e): Compensatory Arrangements of Certain Officers.

On March 30, 2017, CBIZ, Inc., upon authorization by the Compensation Committee of the Board of Directors, executed an amendment to the employment agreement between the Company and its Chief Financial Officer, Ware H. Grove (“CFO”). The terms and conditions of this amendment are set out in the Amended and Restated Employment Agreement (“Amendment”).

The Amendment maintains most of the same employment terms as the original Employment Agreement, dated December 12, 2000, and as amended on November 22, 2010. The material change in the Amendment relates to the circumstances under which the CFO is entitled to receive severance payments in the event of a termination by the CFO for Good Reason within two years of a Change in Control. Under the Amendment, the CFO’s entitlement to such severance benefits is now subject to a double-trigger acceleration mechanism.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01(d). Exhibits

10.1 Amended and Restated Employment Agreement between Ware H. Grove and CBIZ, Inc., dated March 30, 2017.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2017

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name: Michael W. Gleespen
Title: Corporate Secretary